EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held July 25, 2012 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through August 25th, 2012 by dialing 855-859-2056, access code 94518179. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR SECOND QUARTER 2012

Lake Forest, Illinois, July 25, 2012—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the second quarter of 2012.

Revenues for the quarter ended June 30, 2012 were $468.9 million, up 14.3% from $410.4 million from the second quarter last year.  Acquisitions contributed approximately $36.6 million to the current period growth in revenues compared with the same period last year.    Revenues increased 16.2% compared with the prior period when adjusted for unfavorable foreign exchange impacts of $8.1 million.  Gross profit was $209.5 million, up 12.2% from $186.7 million in the second quarter last year.  Gross profit as a percent of revenue was 44.7% compared with 45.5% in the second quarter of 2011.

Net income attributable to Stericycle for the second quarter of 2012 was $67.6 million or $0.78 per diluted share compared with $55.5 million or $0.63 per diluted share for the second quarter of 2011.  Net income attributable to Stericycle for the second quarter of 2012 and second quarter of 2011 includes acquisition expenses, adjustments of contingent consideration to fair value, restructuring, plant closure, and other items.  Excluding the effect of these items, non-GAAP earnings per diluted share were $0.81 for the current quarter (see table below).  Non-GAAP earnings per diluted share increased 17.0% from non-GAAP earnings per diluted share of $0.69 in the second quarter of 2011.

FIRST SIX MONTHS’ RESULTS

Revenues for the six months ending June 30, 2012 were $929.0 million, up 14.9% from $808.6 million in the same period last year. Revenues increased 16.3% compared with the prior period when adjusted for an unfavorable foreign exchange impact of $11.4 million.  Gross profit was $414.8 million, up 12.4% from $369.2 million in the same period last year.  Gross profit as a percent of revenue was 44.6% compared with 45.7% in 2011.  Non-GAAP earnings per diluted share, when adjusted for various non-operational items, increased 15.5% to $1.58 from $1.37(see table below):

Table to reconcile non-GAAP EPS to GAAP EPS
	Three months ended June 30,				Six months ended June 30,
			Change				Change
	2012	2011	$	%	2012	2011	$	%
GAAP EPS	$0.78	$0.63	$0.15	23.2%	$1.53	$1.27	$0.26	20.5%
Acquisition expenses	0.02	0.05			0.04	0.09
Restructuring/Plant Closure	0.01				0.01
Acceleration of Term Loan Fees		0.01				0.01
Non-GAAP EPS (adjusted)	$0.81	$0.69	$0.12	17.0%	$1.58	$1.37	$0.21	15.5%

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $188.8 million and $119.7 million for the six months ended June 30, 2012 and 2011, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	June 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$54,213	$22,511
Short-term investments	418	416
Accounts receivable, less allowance for doubtful accounts of $18,612 in 2012 and $18,905 in 2011	294,890	290,854
Deferred income taxes	23,005	19,314
Prepaid expenses	23,347	22,466
Other current assets	40,255	35,035
Total Current Assets	436,128	390,596
Property, Plant and Equipment, net	309,443	293,912
Goodwill	1,962,849	1,913,703
Intangible assets, less accumulated amortization of $51,816 in 2012 and $42,050 in 2011	596,128	546,618
Other assets	37,106	32,261
Total Assets	$3,341,654	$3,177,090

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$82,074	$100,526
Accounts payable	77,240	66,635
Accrued liabilities	117,845	140,521
Deferred revenues	16,030	12,855
Other current liabilities	8,793	6,377
Total Current Liabilities	301,982	326,914
Long-term debt, net of current portion	1,282,462	1,284,113
Deferred income taxes	341,511	313,733
Other liabilities	26,523	25,079
Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 85,478,988 issued and outstanding in 2012 and 84,696,227 issued and outstanding in 2011)	855	847
Additional paid-in capital	51,787	--
Accumulated other comprehensive loss	(57,736)	(45,984)
Retained earnings	1,372,808	1,243,303
Total Stericycle, Inc.’s Equity	1,367,714	1,198,166
Noncontrolling interest	21,462	29,085
Total Equity	1,389,176	1,227,251
Total Liabilities and Equity	$3,341,654	$3,177,090

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

In thousands, except share and per share data
	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	468,950	100.0	410,441	100.0	929,027	100.0	808,567	100.0
Cost of revenues	248,832	53.1	213,538	52.0	493,014	53.1	419,354	51.9
Depreciation – cost of revenues	10,630	2.3	10,170	2.5	21,218	2.3	19,988	2.5
Restructuring costs	--	0.0	(8)	0.0	--	0.0	54	0.0
Gross profit	209,488	44.7	186,741	45.5	414,795	44.6	369,171	45.7
Selling, general and administrative expenses	80,652	17.2	72,261	17.6	158,459	17.1	142,233	17.6
Depreciation – SG&A	2,261	0.5	2,235	0.5	4,412	0.5	4,173	0.5
Amortization	5,135	1.1	3,546	0.9	10,114	1.1	6,893	0.9
Total SG&A expense and amortization	88,048	18.8	78,042	19.0	172,985	18.6	153,299	19.0
Income from operations before acquisition, integration, and other expenses	121,440	25.9	108,699	26.5	241,810	26.0	215,872	26.7
Acquisition expenses	2,207	0.5	5,261	1.3	3,746	0.4	11,199	1.4
Restructuring costs and plant closure expense	1,064	0.2	203	0.0	1,150	0.1	399	0.0
Change in fair value of contingent consideration	(602)	-0.1	--	0.0	602	0.1	(2,140)	-0.3
Integration expenses	1,044	0.2	1,287	0.3	2,323	0.3	2,053	0.3
Income from operations	117,727	25.1	101,948	24.8	233,989	25.2	204,361	25.3
Other income (expense):
Interest income	124	0.0	63	0.0	216	0.0	247	0.0
Interest expense	(12,783)	-2.7	(13,007)	-3.2	(25,549)	-2.8	(24,379)	-3.0
Other expense, net	490	0.1	(819)	-0.2	(68)	-0.0	(1,082)	-0.1
Total other income (expense)	(12,169)	-2.6	(13,763)	-3.4	(25,401)	-2.7	(25,214)	-3.1
Income before income taxes	105,558	22.5	88,185	21.5	208,588	22.5	179,147	22.2
Income tax expense	37,186	7.9	32,295	7.9	74,901	8.1	66,671	8.2
Net income	68,372	14.6	55,890	13.6	133,687	14.4	112,476	13.9
Net income attributable to noncontrolling interests	779	0.2	348	0.1	1,237	0.1	1,260	0.2
Net income attributable to Stericycle, Inc.	67,593	14.4	55,542	13.5	132,450	14.3	111,216	13.8

Earnings per share-diluted	0.78		0.63		1.53		1.27

Weighted average number of common shares outstanding-diluted	86,835,615		87,935,310		86,714,407		87,738,638

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Six Months Ended June 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$133,687	$112,476
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of contingent consideration	602	(2,140)
Accelerated amortization of term loan financing fees	--	1,241
Stock compensation expense	8,217	7,718
Excess tax benefit of stock options exercised	(11,523)	(14,549)
Depreciation	25,630	24,161
Amortization	10,114	6,893
Deferred income taxes	14,546	18,734
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	5,368	(22,584)
Accounts payable	7,252	(5,531)
Accrued liabilities	(6,409)	(4,987)
Deferred revenues	2,111	(566)
Other assets and liabilities	(797)	(1,172)
Net cash provided by operating activities	188,798	119,694

INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(111,716)	(280,823)
Purchase of short-term investments	(2)	(403)
Proceeds from sale of business and other assets	--	389
Capital expenditures	(33,819)	(23,652)
Net cash used in investing activities	(145,537)	(304,489)

FINANCING ACTIVITIES:
Net repayment of long-term debt	(38,323)	(18,094)
Net (repayments)/ borrowings on senior credit facility	(10,074)	126,600
Payments of deferred financing costs	(148)	--
Payments on capital lease obligations	(1,278)	(1,456)
Purchase and cancellation of treasury stock	(2,945)	(4,302)
Payments to noncontrolling interests	(10)	--
Proceeds from other issuance of common stock	28,450	27,069
Excess tax benefit of stock options exercised	11,523	14,549
Net cash (used in)/ provided by financing activities	(12,805)	144,366
Effect of exchange rate changes on cash	1,246	1,575
Net increase/ (decrease) in cash and cash equivalents	31,702	(38,854)
Cash and cash equivalents at beginning of period	22,511	77,053
Cash and cash equivalents at end of period	$54,213	$38,199

NON-CASH ACTIVITIES:
Net issuance of obligations for acquisitions	$34,328	$10,036